Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES

CONSTANTINE IORDANOU TO SUCCEED PAUL INGREY AS CHAIRMAN;

JOHN VOLLARO ADDED TO BOARD OF DIRECTORS;

KEWSONG LEE NAMED LEAD DIRECTOR

HAMILTON, BERMUDA, May 12, 2009 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Constantine (Dinos) Iordanou, President and CEO, was appointed to the additional position of Chairman of the Board, effective November 2009.  He will succeed Paul B. Ingrey, who will be retiring as Chairman at the end of his employment term on November 6, 2009.  The Company also announced that John D. Vollaro, former CFO and currently a Senior Advisor of the Company, was appointed to the Board and will serve as Mr. Ingrey’s successor as the Chairman of the Underwriting Oversight Committee of the Board, effective November 2009.  Mr. Vollaro will also be a member of the Finance and Investment Committee.  Current director Kewsong Lee was named Lead Director, a newly-created position, effective November 2009.

Mr. Iordanou said, “On behalf of the Board and all of our employees, we thank Paul for his outstanding service to the Company.  He came out of retirement in late 2001 to build our reinsurance operations and then provided leadership and guidance as our Chairman.  He has played an essential role in the Company’s success, and his insight, broad experience and leadership have been of enormous benefit to our Company.  As one of Paul’s key legacies, he will leave behind a strong underwriting culture, which will serve us well for decades to come.”

Mr. Ingrey commented, “My tenure at Arch has been very gratifying.  It has been a pleasure working with the senior management team and the talented employees of Arch in successfully establishing our insurance and reinsurance businesses around the world.  I am leaving the Company in very able hands and am delighted that Dinos will assume the additional responsibility of Chairman.”

Mr. Iordanou added, “We are extremely pleased to have Kew, who joined the Board over seven years ago, serve as our Lead Director where he will continue in his leadership role on our Board.  We welcome John to the Board and as the Chairman of the Underwriting Oversight Committee.  As Paul’s successor on the committee, John has big shoes to fill, but he is more than capable of doing so.  I also look forward to serving in my additional role as Chairman.”

Arch Capital Group Ltd., a Bermuda-based company with over $4.0 billion in capital at March 31, 2009, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
John C.R. Hele
(441) 278-9250